Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Option Program 2016, the Stock Option Program 2019, and the Virtual Restricted Stock Unit Program 2019 of our report dated April 3, 2020, with respect to the financial statements of Jumia Technologies AG included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Ernst & Young

Société anonyme

Cabinet de révision agréé

Luxembourg

April 24, 2020